UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2017

MOMENTOUS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55451	46-4446281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

PO Box 861, Sugar Land, Texas 77487-0861
(Address of principal executive offices)

800-314-8912

Registrant's telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, l4a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240, 14d-2(b)

        Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (I 7 CFR 240, 13e-4(c)

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "MEG" or the "Registrant" refer to Momentous Entertainment Group, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2017, Momentous Entertainment Group, Inc., a Nevada company (the "Company" or “MEG”), executed an Asset Purchase Agreement with Nathan Levine, an individual, to purchase the domain name, ChimeraCompanyGames.com (the “Website”), as well as other associated domain names, Internet Protocol address of the website, web development, software development, design work, engineering work, images and pictures displayed on the website, computer software, artwork, programs and documentation used in the operation of the Website, all tangible property mentioned, including but not limited to equipment, business machines, computer hardware and software, tooling and other fixed assets or personal property, all intangible property, including but not limited to all rights, titles and interests of the Seller, if any, under any leases of property or equipment, all intellectual property rights, including but not limited to, trademarks, trade names, service marks, service names copyrights, telephone numbers, telephone listings, email listings, data bases and the like, all contracts and agreements relating to the Business inventories, accounts receivable, and all other assets used in the operation of the Business. Not included in the sale was existing cash on hand and any causes of action not related to the Purchased Assets.

The purchase price was established as $320,000 with $190,000 paid in a combination of cash and preferred stock and the $130,000 balance financed by a 6% note payable that will be paid in 18 equal monthly payments commencing April 1, 2017. The preferred stock is convertible at the holder’s option into 60,000 shares of common stock.

MEG also signed a consulting agreement with Nathan Levine underwhich Mr. Levine has agreed to assist in the development of games for which he will be paid by the issuance of unrestricted common stock with a market value of $60,000.

The foregoing summary of certain terms of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.8 and is hereby incorporated into this Current Report on Form 8-K (“Form 8-K”) by reference.

Momentous also executed consulting agreements with Arkham Labs, developers of Chimera Games to continue the growth of the gaming platform by creating new games for the German social media platform (VZ), and Facebook as well as to update and maintain games currently running.  Prioritizing time towards games with the highest earnings and new development with the highest projected ROI. These games are to be fully owned by Momentous. Payment for work done will be made by the issuance of unrestricted common stock.

Momentous also signed a support services agreement with Arkham Labs to provide customer support to Chimera gamers as they enjoy the various platforms.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 3.02.

The issuance of Company Series B Preferred Stock was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. The issuance of Company Series B Preferred Stock did not involve a public offering and was made without general solicitation or advertising. Nathan Levine has represented that, among other things, that he is an accredited investor, as such term is defined in Regulation D of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On March 13, 2017, the Company issued a press release announcing that MEG has closed on its asset purchase agreement with Nathan Levine and closed on the Chimera Game asset acquisition. A copy of which is attached as Exhibit 99.13.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits

10.8

Asset Sale and Purchase Agreement

10.9

Promissory Note

99.11

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2017

Momentous Entertainment Group, Inc.

        (Registrant)

/s/ Kurt E. Neubauer

KURT E. NEUBAUER

Chief Executive Officer

3